UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2004

PEOPLESOFT, INC.

(Exact name of registrant as specified in its charter)

0-20710

(Commission file number)

Delaware	68-0137069

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

4460 Hacienda Drive, Pleasanton, CA	94588-8618

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 26, 2004, Oracle Corporation announced an extension of its tender offer for shares of PeopleSoft, Inc. (“Oracle tender offer”) to midnight EDT on September 10, 2004. On August 27, 2004, PeopleSoft, Inc. (the “Company”) sent a notice to its directors and executive officers informing them that a blackout period will be in effect beginning at 4:00 p.m. EDT on September 7, 2004 until further notice from the Company, restricting them from purchasing, acquiring, selling or otherwise transferring certain equity securities of the Company. The blackout results from a benefit plan administrator’s procedure for processing tenders of shares in an employee benefit plan in connection with the Oracle tender offer. This notice updated and superseded a prior notice to the Company’s directors and executive officers given on July 13, 2004, relating to a blackout period beginning August 24, 2004 arising from Oracle’s previous tender offer expiration date of August 27, 2004. Although the Company’s notice of August 27, 2004 may not have been required because the blackout period will not last for more than three business days unless the Oracle tender offer is extended under certain circumstances, it was provided as a cautionary matter to ensure compliance with Section 306(a) of the Sarbanes-Oxley Act of 2002.

A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit 99.1 — Notice to Directors and Executive Officers of PeopleSoft, Inc. dated August 27, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2004

PEOPLESOFT, INC.
By:	/s/ Kevin T. Parker
Kevin T. Parker
Executive Vice President, Finance and Administration, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Notice to Directors and Executive Officers of PeopleSoft, Inc. dated August 27, 2004